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eBay Inc.
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The following press release was issued by eBay Inc. on March 19, 2020.

eBay Says Starboard's Actions Are Unwarranted, Unreasonable and Detrimental to the Company

Highlights eBay's Record of Decisive Value Creating Actions and Significant Engagement Efforts with Starboard

SAN JOSE, Calif., March 19, 2020 /PRNewswire/ -- eBay Inc. (Nasdaq: EBAY), a global commerce leader that connects millions of buyers and sellers around the world, today issued the following statement in response to the letter from Starboard Value LP ("Starboard") announcing that it has nominated four candidates to stand for election to the Company's Board of Directors at eBay's 2020 Annual Meeting of Stockholders (the "2020 Annual Meeting").

After extensive private discussions and engagement with Starboard's representatives, eBay's Board believes Starboard's nominations are unwarranted and unreasonable, particularly in light of the decisive actions eBay has taken, and is taking, including a CEO search process that includes external and internal candidates. eBay's efforts have been positively received by our investors and market analysts.

Starboard's "campaign platform" is constantly changing and does not include useful suggestions or meaningful content. The Board currently includes a principal of a major activist investor (Elliott Management) and a director jointly nominated and agreed upon with Starboard one year ago. These new directors have been integrated into the board and their perspectives and contributions are valued.

It is unclear what Starboard is hoping to accomplish through the appointment of four more candidates, other than to create unnecessary distraction and, as a relatively small minority investor, to obtain an outsized role on the Board. Moreover, we are disappointed that Starboard has decided to announce its previously provided nominations amidst the global COVID-19 pandemic while the Board and management are trying to focus on the business, employee health and safety, and the important CEO search and portfolio review that are underway.

eBay has maintained a frequent and substantive dialogue with Starboard over the last 18 months. eBay's efforts have been a genuine attempt to engage constructively; in our view, Starboard's have not.

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In the first three months of 2020 alone, members of eBay's Board and management team have had several discussions with Starboard representatives to hear its views and to answer questions about the Company's revitalized strategy, our plan for Classifieds, and the Board's CEO search.

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As part of our engagement, eBay twice offered to enter into a non-disclosure agreement in order to share more detailed information on the Classifieds review process and CEO search. Our purpose was to enable Starboard to understand the care, skill and motivation of the Board and management in making decisions and taking actions to serve the best interests of all eBay shareholders. However, Starboard refused both offers.

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To help the eBay Board better understand and substantiate Starboard's recommendations, eBay requested, on multiple occasions, that Starboard provide analyses supporting its ideas, particularly relating to operating margins. Starboard never responded to these requests.

Starboard's thesis for eBay is ever evolving. It seems that Starboard is searching for a "campaign platform" to support its desire for an outsized role on the Board. The Company's Board and management are already acting on every topic that Starboard claims needs attention.

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Our Board has engaged in an extensive search process to identify the next CEO for eBay. The Board is considering external and internal candidates, and its priority is finding the best possible person to lead eBay.

•	eBay recently completed the sale of StubHub for $4.05 billion in cash, representing more than 25 times EBITDA.
•	We are pursuing a process to unlock value for eBay's Classifieds business, and will provide an update to our shareholders by mid-year. We are in active discussions with multiple parties.

Starboard appears to agree with the substance of our actions with its primary concern being their timing. However, all of the actions the Board and management are taking are progressing at speed to maximize, not compromise, value.

eBay is delivering results. We are transforming our business and strengthening our foundation for growth. Highlights of our value enhancing actions include:

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Significantly improved margins. We delivered 2 points of margin improvement in 2019 enabling 1 point of reinvestment in Payments and Advertising, which are delivering incremental revenue growth. We have announced a plan that delivers at least 2 additional points of operating margin by 2022, further extending our margin rate well above peers.

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Increased focus on Marketplace volume growth with a reorganization of the executive leadership team and a re-prioritized customer-focused plan that includes improved vertical buyer experiences, more data and tools for sellers, and increased platform conversion leveraging an expanded structured data foundation.

•	Scaled Managed Payments in the U.S. and Germany. By 2022, Payments is expected to generate an incremental $2 billion of revenue and $0.5 billion of operating income.
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Executed $5.0 billion in share buybacks in 2019 and recently announced expansion of 2020 share buyback plan from $1.5 billion to $4.5 billion; deployed $3.0 billion into an ASR (Accelerated Share Repurchase) from StubHub proceeds immediately following deal closure.

•	Implemented eBay's first ever dividend in 2019 and is committed to a 14% increase in 2020.

The Board and management are highly confident in eBay's strategy. eBay will continue to take actions to drive value and serve the best interests of eBay shareholders.

About eBay's Board of Directors

eBay's Board is composed of 14 independent, highly qualified directors, including an independent Chairman, who together have the experience and expertise necessary to oversee the strategic and operational direction of the Company and management's execution. These directors have proven track records as public company executives, Board members and global business leaders, as well as significant experience in the areas of technology, media, consumer marketing, policy, large-scale operations and corporate governance.

eBay is committed to fostering an environment that embraces diversity and differing perspectives, including at the Board level. Of the Company's current directors, 11 new directors were added since 2015, including two shareholder representatives added last year. eBay's directors have an average tenure of approximately seven years and a median tenure of approximately four years. One of eBay's goals in board refreshment is enhancing the diversity of the Board, and to that end, three women have joined the Board since 2015.

eBay's Board will present the Board's recommended slate of director nominees in the Company's definitive proxy statement and other materials, to be filed with the U.S. Securities and Exchange Commission and mailed to all shareholders eligible to vote at the 2020 Annual Meeting.

Advisors

The Company has retained Goldman Sachs & Co. LLC as its financial advisor, and Wachtell, Lipton, Rosen & Katz as its legal counsel.

About eBay

eBay Inc. (Nasdaq: EBAY) is a global commerce leader including the Marketplace and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity for all. Founded in 1995 in San Jose, California, eBay is one of the world's largest and most vibrant marketplaces for discovering great value and unique selection. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries (collectively, the "company") that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the planned closing of and expected use of proceeds from the Company's senior unsecured notes offering as described above. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; the company's ability to realize growth opportunities in payments intermediation and advertising; the outcome of the strategic portfolio reviews; fluctuations in foreign currency exchange rates; the company's need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for its business; changes to the company's capital allocation, including the timing, declaration, amount and payment of any future dividends or levels of the company's share repurchases, or management of operating cash; the company's ability to increase operating efficiency to drive margin improvements and enable reinvestments; the company's ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company's need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the ability to successfully intermediate payments on the company's marketplace platform; the company's need and ability to manage regulatory, tax, data security and litigation risks; the company's ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company's ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

More information about factors that could adversely affect the company's operating results and the market value of the notes referenced above is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recent Annual Report on Form 10-K, a copy of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov, and under the caption "Risk Factors" in the prospectus supplement and prospectus related to the offering. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements. The information contained in, or that can be accessed through, the company's websites (including, without limitation, the Investor Relations website mentioned in this paragraph) is not part of or incorporated by reference into this press release. Any references to the company's websites are intended to be inactive textual references only.

Important Information

eBay Inc. ("eBay") intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for eBay's 2020 Annual Meeting of stockholders (the "Proxy Statement" and such meeting the "2020 Annual Meeting"). eBay, its directors and certain of its executive officers will be participants in the solicitation of proxies from stockholders in respect of the 2020 Annual Meeting. Information regarding the names of eBay's directors and executive officers and their respective interests in eBay by security holdings or otherwise is set forth in eBay's proxy statement for the 2019 Annual Meeting of stockholders, filed with the SEC on April 19, 2019 (the "2019 Proxy Statement"). To the extent holdings of such participants in eBay's securities have changed since the amounts described in the 2019 Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in eBay's Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on January 31, 2020. Details concerning the nominees of eBay's Board of Directors for election at the 2020 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF EBAY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING EBAY'S DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS AND SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents, including the definitive Proxy Statement (and any amendments or supplements thereto) and other documents filed by eBay with the SEC, are available for no charge at the SEC's website at http://www.sec.gov and at eBay's investor relations website at http://investor.ebayinc.com. Copies may also be obtained by contacting eBay Investor Relations by mail at 2065 Hamilton Avenue, San Jose, California 95125 or by telephone at 408-376-7493.